Exhibit 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of  KELINDA (the “Company”) on Form 10-K for the year ended June 30, 2019, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Petru Afanasenco, principal financial officer, principal accounting officer and controller of the Company, certify, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

September 23, 2019	By:	Olegas Tunevicius
Name: Olegas Tunevicius
Title: President, director, principal executive officer, principal financial officer, principal accounting officer and controller